EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-40455, 33-49422, 33-49526, 33-58119,
33-87746, 333-48693 and 333-74497) of CONMED Corporation of our report dated February 9, 2000 appearing on page F-1 of the 1999 Annual Report on Form 10-K.





/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Syracuse, New York
March 27, 2000